ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

     Newport Management Corporation (the "Asserting Party") provides this assessment of compliance with respect to its performance of functions for the Applicable Servicing Criteria, as specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission, in regards to the loans selected in the Platform for the following Period:

     Platform: Pools of loans, underlying publicly-issued residential mortgage-backed securities that were issued on or after January 1, 2006 by Aurora Loan Services, LLC ("Aurora") (collectively, "Eligible Securitization Transactions," as defined in Schedule A attached hereto), on which escrow payments were disbursed in 2007, specifically Item 1122(d)(4)(xi), only as it relates to the "Applicable Servicing Criteria" described below, and as disclosed by Aurora to the Asserting Party.

     Period: As of and for the year ended December 31, 2007.

     Applicable Servicing Criteria: the servicing criterion which applies to the functions performed by the Asserting Party is set forth in Section 229.1122(d)(4)(xi) ("Applicable Servicing Criteria"). With respect to the Applicable Servicing Criteria, the Asserting Party performs the following limited functions:
     1. Processes the obligor's hazard insurance information it receives and provides the Aurora with the applicable hazard insurance effective date, payment amount, and payee (collectively, "Insurance Information");
     2. Provides the Insurance Information to the Aurora no later than 5 days prior to the applicable expiration date as indicated in the Insurance Information; and
     3. Disburses escrowed insurance payments to insurance carriers on or before the applicable expiration date.

     With respect to the Platform, and with respect to the Period, the Asserting Party provides the following assessment of its compliance in respect of the Applicable Servicing Criteria (as defined above):

     1. The Asserting Party is responsible for assessing its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

     2. The Asserting Party has assessed its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

     3. Other than as identified on Schedule B attached hereto, as of and for the Period, the Asserting Party was in material compliance with respect to the functions it performs for the Applicable Servicing Criteria.

     KPMG, LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Asserting Party's foregoing assessment of compliance, as of and for the year ended December 31, 2007.


                           NEWPORT MANAGEMENT CORPORATION

                           By:/s/Mark Ulmer
                              ----------------------------------
                              Mark Ulmer

                           Its: Executive Vice President

                                        Dated: February 28, 2008











                              SCHEDULE A

                   ELIGIBLE SECURITIZATION TRANSACTIONS

                              Investor ID
                                  F20
                                  F21
                                  F22
                                  F23
                                  F25
                                  F26
                                  F27
                                  F28
                                  F30
                                  F31
                                  F32
                                  F33
                                  F35
                                  F36
                                  F38
                                  F39
                                  F41
                                  F42
                                  F43
                                  F44
                                  F45
                                  F46
                                  F47
                                  F48
                                  F49
                                  F53
                                  F54
                                  F55
                                  F56
                                  F58
                                  F59
                                  F60
                                  F61
                                  F62
                                  F63
                                  F64
                                  F65
                                  F66
                                  F67
                                  F68
                                  F70
                                  F72
                                  F73
                                  F74
                                  F75
                                  F76
                                  F77
                                  F78
                                  F79
                                  F80
                                  F81
                                  F82
                                  F83
                                  F85
                                  F86
                                  F87
                                  F90
                                  F91
                                  F92
                                  F93
                                  F94
                                  F95
                                  F96
                                  F97
                                  F98
                                  F99
                                  H01
                                  H03
                                  H04
                                  H05
                                  H06
                                  H08
                                  H10
                                  H11
                                  H12
                                  H14
                                  H15
                                  H17
                                  H18
                                  H19
                                  H28
                                  H30
                                  H32
                                  H33
                                  H38
                                  H39
                                  H41
                                  H42
                                  H43
                                  H44
                                  H47
                                  H48
                                  H49
                                  H50
                                  H51
                                  H52
                                  H53
                                  H55
                                  H56
                                  H57
                                  H58
                                  H59
                                  H60
                                  H61
                                  H62
                                  H63
                                  H64
                                  H66
                                  H67
                                  H68
                                  H69
                                  H70
                                  H71
                                  H72
                                  H76
                                  H77
                                  H79
                                  H81









                                SCHEDULE B

                     MATERIAL INSTANCES OF NONCOMPLIANCE

No material instances of noncompliance: Newport Management Corporation has complied, in all material respects, with the aforementioned applicable servicing criterion as of and for the year ended December 31, 2007.